Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS THIRD QUARTER 2015 RESULTS

Net sales up 19% year over year, 18% sequentially

Adjusted net income of $487,000 or $0.04 per diluted common share, which excludes warrant revaluation, contingent consideration revaluation and transaction costs

Net income of $9,109,000 or $0.03 per diluted common share

Wood Dale, IL – November 9, 2015 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results

Net sales for the third quarter of 2015 were $112,008,000, an increase of 19% from $93,972,000 in the third quarter of 2014 and an 18% sequential increase from $94,629,000 in the second quarter of 2015. The sales increase was driven by revenue in the quarter of approximately $17.7 million from Powertrain Integration, LLC, acquired on May 19, 2015 and approximately $1.2 million from Buck’s Engines, LP, acquired on March 18, 2015.

Operating income of $1,388,000 in the current quarter compares to $7,519,000 in the third quarter of 2014 and $4,475,000 in the second quarter of 2015. Operating margin of 1.2% in the current quarter compares to 8.0% in the comparable prior year period and 4.7% in the second quarter of 2015.

Operating expense in the third quarter of 2015 includes transaction costs of approximately $263,000 ($158,000 after tax or $0.01 per diluted common share) incurred in connection with the acquisitions made in the prior quarter. Excluding transaction costs related to acquisitions, operating margin was 1.5% in the third quarter of 2015 and 5.0% in the second quarter of 2015. Operating expense in the third quarter of 2014 did not include any transaction costs.

Other (income) expense for the third quarter of 2015 includes non-cash income of $8,750,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

Net income for the third quarter of 2015, which includes the warrant revaluation adjustment, contingent consideration revaluation and transaction costs, was $9,109,000, or $0.03 per diluted common share. This compares to net income of $7,148,000 or $0.56 per diluted common share for the third quarter of 2014, which included a warrant revaluation adjustment and contingent consideration revaluation.

Net income for the third quarter of 2015, adjusted to remove the warrant revaluation impact, contingent consideration revaluation and transaction costs, was $487,000, or $0.04 per diluted common share. This compares to adjusted net income for the third quarter of 2014 of $4,365,000, or $0.39 per diluted common share, which has been adjusted to remove the warrant revaluation impact and contingent consideration revaluation.

Summary of Diluted EPS Attributable to Common

Stockholders

“Adjusted” removes the Q3 2015 impact of transaction costs and contingent consideration revaluation and the Q3 2014 impact of contingent consideration revaluation

	Q3 2015	Q3 2014
Diluted EPS	$0.03	$0.56
Adjusted diluted EPS	$0.04	$0.39
Diluted shares	11,068,925	11,167,598
Adjusted diluted shares	11,068,925	11,167,598

“This quarter was marked by both impressive achievements and opportunities for improvement,” commented Gary Winemaster, Chief Executive Officer of PSI. “We recorded the highest quarterly revenue in our history, and expanded our product portfolio through our own R&D effort and via our recent acquisitions. Our margins, however, were pressured by manufacturing inefficiencies incurred while supporting this growth, and by the losses at our 3PI subsidiary. We have identified specific improvement actions and are putting measures in place to resolve these issues.”

Winemaster continued, “Although in the near-term we are facing headwinds in the industries in which we participate, we have never been more enthusiastic about our long-term outlook. We see solid growth next year in a variety of vehicle types, including school buses, RVs, and medium duty trucks to name a few. In addition, activity in China has accelerated and we continue to invest to capture a number of design-in opportunities. I am confident that we are well-positioned for the future.”

Winemaster added, “We encourage the investment community to attend our inaugural Analyst and Investor Day next week at our headquarters in Wood Dale. It is a great opportunity to meet the operating managers who are working hard to fulfill our vision, and to see first-hand the broad portfolio of equipment and vehicles powered by our engines.”

Fourth Quarter 2015 and Full Year Outlook

The Company now expects fourth quarter 2015 revenue to be in the range of $100 million to $110 million, which would result in full year revenue of approximately $400 million. The reduced full year guidance reflects continued challenging market conditions in the oil and gas end market.

The Company cautions that its outlook reflects its current assessment of a number of factors, including, but not limited to, the timing of new products, the Company’s ability to integrate new acquisitions, oil and gas pricing and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss financial results and outlook on a conference call scheduled for today, November 9, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Michael Lewis, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 208-1427 and reference passcode 687655. Those calling from outside the U.S. should dial +1 (913) 312-1378 and reference the same passcode 687655. A telephone replay will be available approximately two hours after the call concludes through November 23, 2015 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 687655.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

Analyst and Investor Day

The Company will host its Inaugural Analyst and Investor Meeting on Tuesday, November 17, 2015 from 8:30 a.m. to 2:00 p.m. CT at its headquarters in Wood Dale, Illinois.

Executive and operations management will conduct a series of presentations to update analysts and investors on the Company’s key strategic initiatives, products, markets and long-term goals. The program will include a tour of manufacturing facilities and “hands-on” demonstrations of important product application categories, such as on-road and power generation.

For additional information and to register, please email anna@blueshirtgroup.com or call +1 (212) 871-5566.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22-liter power systems, including the 8.8-liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses, RV and commercial chassis. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, arbor, agricultural and construction equipment.

Acquired in April 2014, Professional Power Products, Inc. (3PI), is a leading designer and manufacturer of large, custom-engineered, integrated electrical power generation systems serving the global diesel and natural gas power generation market. 3PI specializes in power generation systems for standby, prime, and Co-generation (CHP) power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for sales as set forth under “Fourth Quarter 2015 and Full Year.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate recent acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of recent acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of recent acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income to Adjusted Net Income (Dollar amounts in thousands)
	Three months ended September 30, 2015	Three months ended September 30, 2014
Net income	$9,109	$7,148
Non-cash (income) expense from warrant revaluation	(8,750)	(858)
Non-cash (income) expense from contingent consideration revaluation, net of tax	(30)	(1,925)
Transaction costs, net of tax	158	—
Adjusted net income	$487	$4,365

Reconciliation of Diluted EPS to Adjusted Diluted EPS
	Three months ended September 30, 2015	Three months ended September 30, 2014
Earnings per diluted common share	$0.03	$0.56
Non-cash (income) expense from warrant revaluation	—	—
Non-cash (income) expense from contingent consideration revaluation, net of tax	—	(0.17)
Transaction costs, net of tax	0.01	—
Adjusted earnings per diluted common share	$0.04	$0.39

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove transaction related costs in 2015 and the revaluation of contingent consideration in 2015 and 2014, both recorded in association with acquisition activity. The Company believes that these costs are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Michael P. Lewis

Chief Financial Officer

+1 (630) 451-2290

Michael.Lewis@psiengines.com

The Blueshirt Group

Gary T. Dvorchak, CFA

Managing Director

+1 (323) 240-5796

gary@blueshirtgroup.com

Analyst Day Registration:

Power Solutions International, Inc.

Jeremy Lessaris

Vice President of Marketing

+1 (630) 350-9400

jeremy.lessaris@psiengines.com

The Blueshirt Group

Anna Joelsson

Director

+1 (212) 871-5566

anna@blueshirtgroup.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets
Cash	$12,253	$6,561
Accounts receivable, net	96,863	81,740
Inventories, net	102,754	93,903
Prepaid expenses and other current assets	5,523	4,801
Deferred income taxes	3,998	3,998

Total current assets	221,391	191,003
Property, plant & equipment, net	25,577	20,892
Intangible assets, net	33,598	21,392
Goodwill	41,800	23,546
Other noncurrent assets	7,706	5,804

TOTAL ASSETS	$330,072	$262,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$43,943	$60,877
Income taxes payable	—	779
Accrued compensation and benefits	3,927	5,983
Current maturities of long-term debt	—	1,667
Other accrued liabilities	17,655	6,742

Total current liabilities	65,525	76,048
Long-term obligations
Revolving line of credit	99,061	78,030
Deferred income taxes	3,241	3,241
Private placement warrants	2,741	11,036
Long-term debt, less current maturities, net	53,694	2,361
Other noncurrent liabilities	1,477	1,122

TOTAL LIABILITIES	225,739	171,838

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at September 30, 2015 and December 31, 2014.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,580,608 and 11,562,209 shares at September 30, 2015 and December 31, 2014, respectively. Outstanding: 10,749,683 and 10,731,284 shares at September 30, 2015 and December 31, 2014, respectively.	12	12
Additional paid-in-capital	74,919	73,959
Retained earnings	33,652	21,078
Treasury stock, at cost, 830,925 shares at September 30, 2015 and December 31, 2014.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	104,333	90,799

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$330,072	$262,637

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Net sales	$112,008	$93,972	$292,776	$244,085
Cost of sales	96,700	75,344	243,637	198,131

Gross profit	15,308	18,628	49,139	45,954
Operating expenses:
Research & development and engineering	5,562	4,501	16,973	11,844
Selling and service	2,979	2,706	8,525	6,871
General and administrative	4,280	3,410	10,953	9,814
Amortization of intangible assets	1,099	492	2,755	492

Total operating expenses	13,920	11,109	39,206	29,021

Operating income	1,388	7,519	9,933	16,933
Other (income) expense:
Interest expense	1,374	407	2,986	887
Contingent consideration	(50)	(3,208)	(50)	(3,782)
Private placement warrant	(8,750)	(858)	(8,040)	(1,190)
Other expense, net	171	34	260	109

Total other (income)	(7,255)	(3,625)	(4,844)	(3,976)

Income before income taxes	8,643	11,144	14,777	20,909
Income tax (benefit) provision	(466)	3,996	2,203	7,504

Net income	$9,109	$7,148	$12,574	$13,405

Weighted-average common shares outstanding:
Basic	10,814,765	10,794,229	10,804,720	10,676,792
Diluted	11,068,925	11,167,598	11,120,721	11,125,116

Earnings per common share:
Basic	$0.84	$0.66	$1.16	$1.26
Diluted	$0.03	$0.56	$0.41	$1.10

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Cash flows from operating activities
Net income	$12,574	$13,405
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	3,067	1,799
Amortization	3,464	1,333
Deferred income taxes	—	1,512
Non-cash interest expense	305	62
Share-based compensation expense	854	982
Increase (decrease) in accounts receivable allowances	625	(250)
Increase in inventory reserves	698	615
Amortization of inventory step up to fair value	453	482
Decrease in valuation of private placement warrants liability	(8,040)	(1,190)
Decrease in valuation of contingent consideration liability	(50)	(3,782)
Loss on investment in joint ventures	260	136
Loss on disposal of assets	142	77
(Increase) decrease in operating assets, net of effects of business combinations:
Accounts receivable	(10,605)	(21,917)
Inventories	589	(23,398)
Prepaid expenses and other assets	(1,795)	(2,342)
Increase (decrease) in operating liabilities, net of effects of business combinations:
Accounts payable	(23,659)	19,549
Accrued compensation and benefits and other accrued liabilities	(1,046)	(133)
Income taxes payable	(779)	(27)
Other noncurrent liabilities	355	(363)

Net cash used in operating activities	(22,588)	(13,450)

Cash flows from investing activities
Purchases of property, plant & equipment	(6,661)	(4,749)
Business combination, net of cash acquired	(34,396)	(44,122)
Investment in joint ventures	(1,000)	(350)

Net cash used in investing activities	(42,057)	(49,221)

Cash flows from financing activities
Advances from revolving line of credit - noncurrent obligation	85,180	67,946
Repayments of revolving line of credit - noncurrent obligation	(64,149)	(11,831)
Proceeds from long-term debt	55,000	5,000
Proceeds from exercise of private placement warrants	65	1,425
Excess tax benefit from exercise of share-based awards	102	2,469
Payment of withholding taxes from net settlement of share-based awards	(316)	(361)
Payments on long-term debt	(4,028)	(555)
Cash paid for financing and transaction fees	(1,517)	(126)

Net cash provided by financing activities	70,337	63,967

Increase in cash	5,692	1,296
Cash at beginning of period	6,561	6,306

Cash at end of period	$12,253	$7,602